Exhibit 99.5

- 0 PROXY NORTHSTAR ASSET MANAGEMENT GROUP INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHSTAR ASSET MANAGEMENT GROUP INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ - ], 2016 The undersigned stockholder of NorthStar Asset Management Group Inc., a Delaware corporation (“NSAM”), hereby appoints David T. Hamamoto, Albert Tylis and Ronald J. Lieberman, or any of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Special Meeting of Stockholders of NSAM (the “Special Meeting”) to be held on [—], 2016 at [—] a.m., Eastern time, at [—], and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and other-wise to represent the undersigned at the Special Meeting with all powers which the undersigned would have if personally present thereat. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and of the accompanying Joint Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and revokes any proxy hereto-fore given with respect to the Special Meeting. The votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof. The Board of Directors of NSAM recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4. (Continued and to be signed on the reverse side) 14475 1.1

SPECIAL MEETING OF STOCKHOLDERS OF

NORTHSTAR ASSET MANAGEMENT GROUP INC.

[-], 2016

PROXY VOTING INSTRUCTIONS

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Special Meeting, Joint Proxy Statement/Prospectus and proxy card are available at http://www.astproxyportal.com/ast/19504/

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00030000300030300100 3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of Notice of Special Meeting and of the accompanying Joint Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

To change the address on your account, please check the box to the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
Proposal 1.	A proposal to approve the merger of NSAM with and into Colony NorthStar, Inc. ("Colony NorthStar"), with Colony NorthStar surviving the merger, and to adopt the Agreement and Plans of Merger, dated as of June 2, 2016, among NSAM, NorthStar Realty Finance Corp. ("NRF"), Colony Capital, Inc. ("Colony"), Colony NorthStar, New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC and New Sirius Merger Sub, LLC (as amended from time to time, the "merger agreement"), pursuant to which NSAM, Colony and NRF through a series of transactions will merge with and into Colony NorthStar (the "Mergers").	☐	☐	☐
Proposal 2	A proposal to approve a provision in the Colony NorthStar charter containing certain Colony NorthStar stock ownership and transfer restrictions, including a prohibition on any person actually or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of Colony NorthStar's capital stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Colony NorthStar class A common stock, class B common stock and performance common stock, unless the Colony NorthStar board exempts the person from such ownership limitations.	☐	☐	☐
Proposal 3	A proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the NSAM named executive officers in connection with the Mergers.	☐	☐	☐
Proposal 4	A proposal to adjourn the Special Meeting, if necessary or appropriate, as determined by NSAM, to solicit additional proxies in favor of Proposal 1, Proposal 2 and Proposal 3.	☐	☐	☐

Each of Proposals 1 and 2 will not be deemed approved unless the other is approved.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: This proxy must be signed exactly as the name appears on the records of NSAM. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a company, partnership or other entity, please sign full company, partnership or other entity name by a duly authorized officer or partner, giving full title as such under signature.